UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2014

eBay Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2065 Hamilton Avenue

San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7400

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on Form 8-K filed April 11, 2014, eBay Inc. (the “Company”) agreed to appoint David W. Dorman as a new member of the Company’s Board of Directors (the “Board”). Mr. Dorman was appointed to the Board on June 17, 2014. This appointment expands the number of independent directors on the Board to 10. Mr. Dorman will serve on the Compensation Committee of the Board.

Mr. Dorman, age 60, is a Founding Partner of Centerview Capital Technology. He is currently the Non-Executive Chairman of the Board of CVS Caremark Corporation. Mr. Dorman also serves as a board member of YUM! Brands, Inc. and Motorola Solutions, Inc. (formerly Motorola, Inc.) and as a Trustee for Georgia Tech Foundation, Inc.

As a non-employee director, Mr. Dorman is entitled to receive the same compensation paid by the Company to each of its non-employee directors as described under “Compensation of Directors” in the Company’s Definitive Proxy Statement for its 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 25, 2014, which description is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc. (Registrant)

Date: June 18, 2014	/s/ Michael R. Jacobson
	Name:	Michael R. Jacobson
	Title:	Senior Vice President, Legal Affairs,
General Counsel and Secretary